SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): July 22, 1999




                                THE PANTRY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     33-72574             56-1574463
(State or other jurisdiction    (Commission File No.)     (IRS Employer
     of incorporation)                                    Identification Number



         1801 Douglas Drive, PO Box 1410, Sanford, North Carolina 27330
                    (Address of principal executive offices)


                                 (919) 774-6700
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On July 22, 1999, The Pantry, Inc. (the "Company") acquired 100% of the outstanding capital stock of R&H Maxxon, Inc. ("Maxxon"). Maxxon is a leading operator of convenience stores located in South Carolina and northern Georgia, operating fifty-three (53) stores under the name "Depot Food Stores." The purchase price was $49,000,000 in cash, subject to certain working capital and other adjustments. The Company intends to continue to operate the assets of Maxxon as they have historically been operated. The source of funds for the acquisition was proceeds from the Company's initial public offering (June 8, 1999), borrowings under the Company's credit facility and cash on hand.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     The audited financial statements of Maxxon as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999, and the Notes thereto, will be provided by amendment within 60 days from the date of this report.

     (b) PRO FORMA FINANCIAL INFORMATION

     Unaudited pro forma financial statement data of the Company and Maxxon for the year ended September 24, 1998, and as of and for the nine-month period ended June 24, 1999, will be provided by amendment within 60 days from the date of this report.

     (c) EXHIBITS

      Exhibit No.       Description of Exhibit
      -----------       ----------------------

      2.1 Stock Purchase Agreement dated June 16, 1999 between Greg Ryberg, Tim Dangerfield, Jim Victor and The Pantry, Inc.

      2.2 List of Exhibits and Schedules omitted from the Stock Purchase Agreement referenced in Exhibit 2.1 hereof

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  August 6, 1999

                                THE PANTRY, INC.

                              By:       /s/ William T. Flyg
                                    -------------------------------------------
                                    William T. Flyg
                                    Senior Vice President Finance and Secretary

                                  EXHIBIT INDEX


      Exhibit No.         Description of Exhibit
      -----------         ----------------------

      2.1 Stock Purchase Agreement dated June 16, 1999 between Greg Ryberg, Tim Dangerfield, Jim Victor and The Pantry, Inc.

      2.2 List of Exhibits and Schedules omitted from the Stock Purchase Agreement referenced in Exhibit 2.1 hereof